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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report:
                                October 28, 1997

                                   SALOMON INC
             (Exact name of registrant as specified in its charter)

        Delaware                     I-4346                     22-1660266
(State of Incorporation)      (Commission File No.)         (I.R.S. Employer
                                                           Identification No.)

           Seven World Trade Center, New York, New York         10048
            (Address of Principal Executive Offices)         (Zip Code)

                                 (212) 783-7000
                          (Registrant's Telephone No.)
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Item 5.  Other Events

         On September 25, 1997, Salomon Inc (the "Registrant") and Travelers Group Inc. ("Travelers") announced that they had entered into an Agreement and Plan of Merger dated as of September 24, 1997 (the "Merger Agreement"), pursuant to which a wholly owned subsidiary of Travelers will merge (the "Merger") with and into the Registrant. Under the terms of the Merger Agreement, each share of the common stock, par value $1.00 per share, of the Registrant will be exchanged for 1.13 shares of the common stock, per value $.01 per share, of Travelers, each share of preferred stock of the Registrant will be converted into a share of a substantially identical series of converted into a share of a substantially identical series of preferred stock of Travelers. The transaction will be a tax-free exchange and will be accounted for on a "pooling of interests" basis. The Merger, which is expected to be completed in late 1997, is subject to customary closing conditions, including certain regulatory approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act) and the approval of the Registrant's stockholders. After the Merger, the Registrant and Smith Barney Holdings Inc. ("Smith Barney") will merge.

         Travelers' amended Annual Report on Form 10-K/A-2 for the year ended December 31, 1996, which includes the consolidated financial statements and schedules of Travelers and its subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, is being filed as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibits:

         23     Consent of KPMG Peat Marwick LLP

         99     Annual Report on Form 10-K/A-2 for the year ended
                December 31, 1996 of Travelers Group Inc, dated
                October 24, 1997.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        Salomon Inc
                                                        (Registrant)


Date:  October 28, 1997       By: /s/ Jerome H. Bailey
                                      ---------------------------
                                      Title: Chief Financial Officer
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                                EXHIBIT INDEX


       Exhibit No.               Description
       -----------               -----------

           23           Consent of KPMG Peat Marwick LLP

           99 Annual Report on Form 10-K/A-2 for the year ended December 31, 1996 of Travelers Group Inc, dated October 24, 1997.